UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 10, 2023

Shockwave Medical, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38829	27-0494101
(Commission File Number)	(IRS Employer Identification No.)

5403 Betsy Ross Drive Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

(510) 279-4262

(Registrant’s Telephone Number, Including Area Code)

Not Applicable(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SWAV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 15, 2023, Shockwave Medical, Inc. (the “Company”) completed its previously announced sale of $750.0 million in aggregate principal amount of its 1.00% Convertible Senior Notes due 2028 (the “Notes”), which includes the full exercise of the Initial Purchaser’s (as defined below) option to purchase up to an additional $100.0 million in aggregate principal amount of Notes, to the Initial Purchaser in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and for initial resale by the Initial Purchaser to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The net proceeds from the offering were approximately $730.4 million, after deducting the Initial Purchaser’s discount and estimated offering expenses payable by the Company. The Company used approximately $96.4 million of the net proceeds to pay the cost of the capped call transactions described below. The Company intends to use the remainder of the net proceeds from the offering for general corporate purposes, which may include sales and marketing activities, medical affairs and educational efforts, research and development and clinical studies, and working capital, capital expenditures, and investments in and acquisitions of other companies, products or technologies in the future. However, the Company has no commitments or specific plans with respect to any such investments in and acquisitions of other companies, products or technologies at this time.

The information set forth in Item 8.01 of this Current Report on Form 8-K under the heading “Indenture” and “Capped Call Transactions” is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms and conditions of the Notes and Indenture described in Item 8.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K under the headings “Purchase Agreement” and “Indenture” is incorporated herein by reference.

Item 8.01.	Other Events.

Purchase Agreement

On August 10, 2023, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with BofA Securities, Inc. (the “Initial Purchaser”), relating to the Company’s sale of the Notes to the Initial Purchaser in a private placement in reliance on Section 4(a)(2) of the Securities Act and for initial resale by the Initial Purchaser to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchaser. The Initial Purchaser exercised its option under the Purchase Agreement to purchase up to an additional $100.0 million aggregate principal amount of Notes in full on August 11, 2023. The Purchase Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchaser against certain liabilities under the Securities Act. The Notes and the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Indenture

The Notes were issued pursuant to an Indenture, dated as of August 15, 2023 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee. The Notes are senior, unsecured obligations of the Company. The Notes will bear interest at a rate of 1.00% per year payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2024. The Notes mature on August 15, 2028 unless repurchased, redeemed or converted in accordance with their terms prior to such date. The Company may not redeem the Notes prior to August 20, 2026. The Company may redeem for cash all or part of the Notes, at its option, on or after August 20, 2026 and prior to May 15, 2028, if certain conditions are met. No sinking fund is provided for the Notes.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:

1.

failure by the Company to pay the principal of the Notes when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

2.	failure by the Company to pay the interest on any Note when due and payable and the failure continues for a period of 30 days;

3.	failure by the Company to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right;

4.

failure by the Company to give a fundamental change repurchase right notice, a notice of specified corporate events or a notice of a make-whole fundamental change at the time and in the manner provided in the Indenture;

5.	failure by the Company to comply with its obligations under the Indenture with respect to a consolidation, merger or sale of assets of the Company;

6.	failure by the Company to perform any of the agreements contained in the Notes or the Indenture and such failure continues for 60 days after notice is given in accordance with the Indenture;

7.

failure to pay at final maturity or upon acceleration any indebtedness for money borrowed by the Company or any of its significant subsidiaries (as defined in the Indenture) in an aggregate outstanding principal amount in excess of $50.0 million, which indebtedness is not discharged, or which acceleration is not cured or rescinded, within 30 days after written notice as provided in the Indenture;

8.

failure by the Company or any of its significant subsidiaries to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $50.0 million, if the judgments are not paid, discharged or stayed within 30 days; or

9.	certain events of bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries occurs.

Upon conversion, the Company will pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the election of the Company, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted. The initial conversion rate is 3.4595 shares of Common Stock per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $289.06 per share of Common Stock subject to adjustment, with a maximum conversion rate of 4.4974. Prior to the close of business on the scheduled trading day immediately preceding August 15, 2028, such conversion is subject to the satisfaction of certain conditions set forth below.

Holders of the Notes who convert their Notes in connection with a make-whole fundamental change (as defined in the Indenture) or convert their Notes called (or deemed called) for redemption in connection with any optional redemption are, under certain circumstances, entitled to an increase in the conversion rate. Additionally, in the event of a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to repurchase for cash all or a portion of their Notes at a price equal to 100% of the principal amount of Notes, plus any accrued and unpaid special interest to, but excluding, the repurchase date.

Holders of the Notes may convert all or a portion of their Notes prior to the close of business on the business day immediately preceding May 15, 2028, in multiples of $1,000 principal amount, only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on December 31, 2023 (and only during such calendar quarter), if the last reported sale price of Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price of the Notes on each applicable trading day;

•

during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of the Notes for each day of that measurement period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate of the Notes on such trading day;

•

if the Company calls such Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption; or

•	upon the occurrence of specified corporate events as specified in the Indenture.

On or after May 15, 2028 until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding August 15, 2028, holders of the Notes may convert the Notes, in multiples of $1,000 principal amount, at their option regardless of the foregoing circumstances.

A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Notes contained in this Form 8-K is qualified in its entirety by reference to the Indenture.

Capped Call Transactions

On August 10, 2023, in connection with the pricing of the Notes, and on August 11, 2023, in connection with the full exercise by the Initial Purchaser of its option to purchase additional Notes pursuant to the Purchase Agreement, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with the Initial Purchaser or its affiliate and other financial institutions (the “Capped Call Counterparties”). The Capped Call Transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Common Stock that initially underlie the Notes, including the Notes purchased pursuant to the option to purchase additional Notes. The Capped Call Transactions are expected generally to reduce potential dilution to the Common Stock upon conversion of the Notes and/or offset any cash payments that the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap to be equal to a cap price of $444.70, which represents a premium of 100.0% over the closing price of the Common Stock of $222.35 per share on the Nasdaq Global Select Market on August 10, 2023.

In connection with establishing their initial hedges of the Capped Call Transactions, the Capped Call Counterparties have advised the Company that they or their respective affiliates expect to enter into various derivative transactions with respect to the Common Stock and/or purchase the Common Stock concurrently with, or shortly after, the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Common Stock or the Notes concurrently with, or shortly after, the pricing of the Notes.

In addition, the Capped Call Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Common Stock and/or purchasing or selling the Common Stock or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of the Notes or following any optional redemption, any repurchase of Notes by the Company in connection with any fundamental change repurchase or otherwise). This activity could also cause or avoid an increase or a decrease in the market price of the Common Stock or the Notes, which could affect noteholders’ ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares of Common Stock, if any, and the value of the consideration that noteholders will receive upon conversion of the Notes.

The Capped Call Transactions are separate transactions entered into by the Company with the Capped Call Counterparties, are not part of the terms of the Notes, and will not affect a holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The form of the capped call transaction confirmation (the “Capped Call Confirmation”) is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The description of the Capped Call Confirmation contained in this Form 8-K are qualified in their entirety by reference to Exhibit 99.1.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, expectations regarding the effect of the Capped Call Transactions and regarding actions of the Capped Call Counterparties and their respective affiliates. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “will,” or similar expressions and the negatives of those words. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that the Company expects. These risks and uncertainties include market risks, trends, and conditions. For information about other potential factors that could affect the Company’s business and financial results, please review the “Risk Factors” described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission (the “Commission”) on February 27, 2023 and the Company’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2023 and June 30, 2023, as filed with the Commission on May 8, 2023 and August 7, 2023, respectively. Except as required by law, the Company assumes no obligation to update any such forward-looking statements after the date of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture dated August 15, 2023 between Shockwave Medical, Inc. and U.S. Bank Trust Company, National Association, as trustee (including the form of 1.00% Convertible Senior Notes due 2028).

99.1	Form of Capped Call Transaction Confirmation.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2023	SHOCKWAVE MEDICAL, INC.

	By:	/s/ Daniel K. Puckett
	Name:	Daniel K. Puckett
	Title:	Chief Financial Officer